Exhibit 10.5

SECURITIES SUBSCRIPTION AGREEMENT

This Securities Subscription Agreement (this “Agreement”), effective as of February 9, 2021, is made and entered into by and between Beard Energy Acquisition Corp., a Delaware corporation (the “Company”), Gregory A. Beard (the “Buyer”) and Beard Energy Acquisition Holdings LLC, a Delaware limited liability company (“Holdings”).

RECITALS:

WHEREAS, the Buyer wishes to subscribe for and purchase from the Company an aggregate of 1,250 shares of the Company’s Class A Common Stock (as defined below) (the “Class A Shares”) and 1,250 shares of the Company’s Class V Common Stock (as defined below) (the “Class V Shares” and, together with the Class A Shares, the “Shares”). The Company wishes to issue and sell the Shares to the Buyer, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company wishes to subscribe for and purchase from Holdings an aggregate of 1,250 Class A Units (as defined below) of Holdings.   Holdings wishes to issue and sell the Class A Units to the Company, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Buyer wishes to subscribe for and purchase from Holdings an aggregate of 1,250 Class A Units.   Holdings wishes to issue and sell the Class A Units to the Buyer, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Class A Common Stock” shall mean the Class A Common Stock, $0.0001 par value per share, of the Company.

“Class A Units” shall mean the Class A Units of Holdings, having such terms and conditions as set forth in the Holdings LLCA.

“Class V Common Stock” shall mean the Class V Common Stock, $0.0001 par value per share, of the Company.

“Closing” shall have the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.4 of this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Governmental Body” shall mean any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Holdings LLCA” shall mean the Limited Liability Company Agreement of Holdings, as the same may be amended, restated or supplemented from time to time.

“Law” shall mean any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

“Legal Action” shall have the meaning set forth in Section 6.8 of this Agreement.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

“Order” shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

“Permit” shall mean a permit, license, certificate, waiver, notice or similar authorization.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Shares” shall have the meaning set forth in the recitals to this Agreement.

ARTICLE II

PURCHASE OF THE SHARES

Section 2.1Purchase and Sale of the Shares and Class A Units. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof:

(a)the Company shall sell and issue to the Buyer, and the Buyer shall subscribe for and purchase from the Company, the Class A Shares and the Class V Shares, in consideration of the payment of the purchase price specified in Section 2.2(a) below;

(b)Holdings shall sell and issue to the Company, and the Company shall subscribe for and purchase from Holdings, 1,250 Class A Units, in consideration of the payment of the purchase price specified in Section 2.2(b) below; and

(c)Holdings shall sell and issue to the Buyer, and the Buyer shall subscribe for and purchase from Holdings, 1,250 Class A Units, in consideration of the payment of the purchase price specified in Section 2.2(c) below.

Section 2.2Purchase Price. As payment in full for the Shares and Class A Units being subscribed for and purchased under this Agreement, simultaneous with the execution hereof:

(a)the Buyer shall pay $12,500 to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, as purchase price for the Shares;

(b)the Company shall pay $12,500 to Holdings by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to Holdings, as purchase price for the Class A Units purchased by the Company; and

(c)the Buyer shall pay $12,500 to Holdings by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to Holdings, as purchase price for the Class A Units purchased by the Buyer.

Section 2.3Purchase Price Allocation. The parties agree that the purchase price specified in Section 2.2(a) shall be allocated such that (a) three times the par value for each Class V Share shall be allocated to the Class V Shares and (b) the remainder of such purchase price shall be allocated to the Class A Shares.

Section 2.4Closing. The closing of the subscription and issuance of the Shares and Class A Units (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of Vinson & Elkins L.L.P., 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, or such other place as may be agreed upon by the parties hereto.

Section 2.5Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a)Buyer Deliveries. At the Closing, the Buyer shall deliver to the Company and Holdings, as applicable, the purchase prices specified in Sections 2.2(a) and 2.2(c), respectively, and a signature page to the Holdings LLCA duly executed by the Buyer.

(b)Company Deliveries. At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after the Closing, the Company shall issue the Shares and shall register, or arrange for the registration of, the Shares in the Company’s register of stockholders.  At the Closing, the Company shall deliver to Holdings the purchase price specified in Section 2.2(b) and a signature page to the Holdings LLCA duly executed by the Company.

(c)Holdings Deliveries. At the Closing, Holdings shall deliver the Class A Units purchased by the Company and Buyer to the Company and the Buyer, together with an executed copy of the Holdings LLCA.

Section 2.6Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

Section 2.7Legend. The Shares shall include a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. This Agreement has been duly authorized, executed and delivered by the Buyer.

Section 3.2Investment Representations.

(a)The Buyer is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(b)The Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(c)The Buyer hereby acknowledges that an investment in the Shares and Class A Units involves certain significant risks. The Buyer acknowledges that there is a substantial risk that the Buyer will lose all or a portion of the Buyer’s investment and that the Buyer is financially capable of bearing the risk of such investment for an indefinite period of time. The Buyer has no need for liquidity in the Buyer’s investment in the Shares and Class A Units for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer understands that there presently is no public market for the Shares or Class A Units and none is anticipated to develop in the foreseeable future. The Buyer’s present financial condition is such that the Buyer is under no present or contemplated future need to dispose of any portion of the Shares or Class A Units subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to the Buyer’s net worth and the investment in the Company or Holdings, as applicable, will not cause such overall commitment to become excessive.

(d)The Buyer acknowledges that the Shares and Class A Units have not been and will not be registered under the Securities Act, or any state securities laws, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities laws, except those state securities laws that require registration of the Shares and Class A Units thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer’s representations and warranties set forth herein. The Buyer acknowledges and hereby agrees that the Shares and Class A Units will not be transferable under any circumstances unless the resale of the Shares and Class A Units is registered in accordance with federal and state securities laws or the Buyer finds and complies with an available exemption under such laws. Accordingly, the Buyer hereby acknowledges that there can be no assurance that the Buyer will be able to liquidate its investment in the Company or Holdings.

(e)There are substantial risk factors pertaining to an investment in the Company and Holdings. The Buyer acknowledges that the Buyer has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including risks arising from the fact that each of the Company and Holdings is an entity with limited operating history and financial resources; and the Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(f)The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and Holdings and their designated representatives concerning the terms and conditions of the offering, the Company, Holdings and the business and financial condition of the Company and Holdings and (ii) obtain any additional information that the Company or Holdings possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and Class A Units and an investment in the Company and Holdings. Prior to signing this Agreement, the Buyer has asked such questions, received such answers and obtained such information as the Buyer has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and Class A Units and an investment in the Company and Holdings. The Buyer is not relying on any oral representation made by any person as to the Company or Holdings or their respective operations, financial condition or prospects.

(g)The Buyer understands that no federal, state or other Governmental Body has made any recommendation, findings or determination relating to the merits of an investment in the Company and Holdings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement.

Section 4.1Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.2Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company.

Section 4.3No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any Lien upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 4.4Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement and the Company’s certificate of incorporation, the Shares will be duly and validly issued, fully paid and non-assessable shares of Class A Common Stock or Class V Common Stock, as applicable, and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings represents and warrants that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement.

Section 5.1Organization and Good Standing. Holdings is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware.

Section 5.2Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Holdings, enforceable against Holdings in accordance with its terms. Holdings has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Holdings has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Holdings.

Section 5.3No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by Holdings, nor the consummation or performance by Holdings of any transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which Holdings is a party or by which it is bound or any of its assets are subject, or any provision of Holdings’ organizational documents as in effect on the Closing Date, (b) result in the imposition of any Lien upon any assets owned by Holdings; (c) require any Consent under any contract or organizational document to which Holdings is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 5.4Authorization of the Units. The Class A Units, when issued in accordance with this Agreement and the Holdings LLCA, will be duly and validly issued, fully paid and non-assessable (except to the extent that non-assessability may be limited under Sections 18-607 and 18-804 of the Delaware LLC Act) and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE VI

MISCELLANEOUS

Section 6.1Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 6.2Successors and Assigns. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.3Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 6.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 6.4Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 6.5Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 6.6Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.7Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Section 6.8Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York in any suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 6.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 6.9Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Section 6.10Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 6.11Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 6.12Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 6.13Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 6.14Electronic Signature. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, PDF or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

Beard Energy Acquisition Corp.

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer

HOLDINGS:

Beard Energy Acquisition Holdings LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer

BUYER:

/s/ Gregory A. Beard
Gregory A. Beard